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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 27, 2008

INDEPENDENCE LEAD MINES COMPANY
(Exact Name of Registrant as Specified in its Charter)

Arizona	001- 316	82-0131980
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

PO BOX 717 WALLACE, IDAHO	83873
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (208) 753-2525

N/A
(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873 (3-05) Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Item 8.01. Other Events.

A.	Special Meeting of Shareholders. On October 27, 2008, by the vote of over 70% of the outstanding shares, the shareholders of the Company at a Special Meeting, approved certain proposals, namely:

●
Approved and adopted the Purchase Agreement, dated as of February 12, 2008, by and among Hecla Mining Company, Hecla Merger Company (a wholly-owned subsidiary of Hecla Mining Company) and Independence Lead Mines Company, as amended on August 12, 2008.

●	Ratified and approved prior actions of the Company.

●	Approved the liquidation and dissolution of Independence.

●
Considered and voted on any procedural matters incident to the conduct of the special meeting, such as postponement or adjournment of the special meeting, including any postponement or adjournment for the purpose of soliciting additional proxies

B. Cessation of Trading. Based upon the results of the Special Meeting of Shareholders on October 27, 2008, the Registrant intends to notify The NASDAQ Stock Market, Inc. to voluntarily cease trading of the Registrant’s common stock on the Pink Market. The Pink Market is maintained by Pink OTC Markets Inc. The Pink Market is neither an SEC-Registered Stock Exchange nor a NASD Broker/Dealer. Pink OTC Markets Inc. is a privately owned company headquartered in New York City.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference to such filing.

SIGNATURES

FORM 8-K

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDEPENDENCE LEAD MINES COMPANY

By: /s/ Bernard C. Lannen
President and Chief Administrative Officer
Date: October 28, 2008